Quantum Fuel Systems Technologies Worldwide, Inc.
Roth Capital Partners, LLC, et al
March 23, 2012

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Quantum Fuel Systems Technologies Worldwide, Inc. (the “Company”) of our report dated April 1, 2013, relating to our audit of the Company’s consolidated financial statements as of December 31, 2012 and 2011, and for the year ended December 31, 2012, and the eight-month period ended December 31, 2011, and the related financial statement schedule for the year ended December 31, 2012, and the eight-month period ended December 31, 2011, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, which report includes an explanatory paragraph expressing substantial doubt regarding the Company’s ability to continue as a going concern. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

HASKELL & WHITE LLP

Irvine, California
June 7, 2013